Exhibit 4.1

OWENS-ILLINOIS GROUP, INC.
OWENS-BROCKWAY GLASS CONTAINER INC.
ACI OPERATIONS PTY LIMITED
OI EUROPEAN GROUP B.V.
O-I EUROPE SARL
O-I CANADA CORP.

SECOND AMENDMENT TO CREDIT AGREEMENT AND CONSENT

This SECOND AMENDMENT TO CREDIT AGREEMENT AND CONSENT (this “Amendment”) is dated as of June 11, 2007 and entered into by and among OWENS-ILLINOIS GROUP, INC., a Delaware corporation (“Company”), OWENS-BROCKWAY GLASS CONTAINER INC., a Delaware corporation, ACI OPERATIONS PTY LIMITED, a limited liability company organized under the laws of Australia, OI EUROPEAN GROUP B.V., a private company with limited liability organized under the laws of the Netherlands, O-I EUROPE SARL, a Swiss Société à responsabilité limitée (limited liability corporation), O-I CANADA CORP., a Nova Scotia company and OWENS-ILLINOIS GENERAL, INC., a Delaware corporation, as Borrowers’ Agent, THE LENDERS LISTED ON THE SIGNATURE PAGES HEREOF (each individually a “Lender” and collectively, “Lenders”), DEUTSCHE BANK AG, NEW YORK BRANCH, as Administrative Agent for Lenders (in such capacity, the “Administrative Agent”) and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent for Lenders (in such capacity, the “Collateral Agent”).  Capitalized terms used herein without definition shall have the same meanings as set forth in the Credit Agreement dated as of June 14, 2006 by and among the parties listed above (as amended by that certain First Amendment to Credit Agreement and Consent dated as of February 28, 2007, the “Credit Agreement”).

RECITALS

WHEREAS, Company and Borrowers have informed Administrative Agent and Lenders that on or about June 11, 2007, Company entered into a Stock Purchase Agreement (such agreement substantially in the form heretofore delivered to Administrative Agent, as amended, modified or waived (with the consent of Administrative Agent to the extent any such amendment, modification or waiver is materially adverse to the Lenders, such consent not to be unreasonably withheld), the “Plastic FTS Sale Agreement”) pursuant to which Company agreed to sell all of the Capital Stock of OI Plastic Products FTS Inc. (“Plastic FTS”) to Rexam, Inc. (such sale being referred to as the “Plastic FTS Sale”);

WHEREAS, Company and Borrowers have requested the Lenders’ consent to the consummation of the transactions contemplated by the Plastic FTS Sale Agreement, the consummation of the Plastic FTS Sale, the application of Net Asset Sale Proceeds arising therefrom to the redemption or repurchase of the Existing Owens-Brockway Senior Secured Notes and certain other uses as described herein, the release of Plastic FTS and certain other Subsidiaries of Company to be sold as part of the Plastic FTS Sale from their respective obligations under the Subsidiary Guaranty and the other Loan Documents and the release of the Liens granted under the Security Agreement, the Mortgages and the other Loan Documents on the Capital Stock of Plastic FTS and on the assets of Plastic FTS and such other Subsidiaries, and the other matters described herein;

WHEREAS, subject to the terms and conditions hereof, the undersigned Lenders desire to provide such consent; and

WHEREAS, subject to the terms and conditions hereof, Company, Borrowers, Administrative Agent and the undersigned Lenders desire that, upon consummation of the Plastic FTS Sale and the conditions thereto described below, the Credit Agreement be amended as set forth herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1.                                          CONSENT TO PLASTIC FTS SALE; RELEASE OF CERTAIN GUARANTORS AND LIENS

A.                                   Consent to Consummation of Plastic FTS Sale.  Notwithstanding the limitations on Asset Sales set forth in subsection 6.7 of the Credit Agreement, Requisite Lenders hereby consent to the consummation of the Plastic FTS Sale pursuant to the Plastic FTS Sale Agreement.

B.                                     Release of Guarantors; Liens.  Requisite Lenders hereby consent to the Collateral Agent’s release, concurrently with the consummation of the Plastic FTS Sale, of (i) Plastic FTS and its Subsidiaries that are Subsidiary Guarantors (the “Released Guarantors”) from their respective obligations under the Subsidiary Guaranty and the other Loan Documents; and (ii) Collateral Agent’s Liens securing the Obligations on the Capital Stock and assets (including pledged stock of any Subsidiary) of the Released Guarantors (other than any “Retained Assets” (as defined under the Plastics Sale Agreement) that may be subject to the Collateral Agent’s Lien).  Requisite Lenders hereby authorize Collateral Agent to execute such releases, documents and other instruments as the Loan Parties may reasonably request to evidence the release of such Subsidiary Guarantors and Liens.

Section 2.                                          APPLICATION OF PROCEEDS OF PLASTIC FTS SALE

The undersigned Lenders hereby waive the prepayment of the Loans required by Section 2.4B(ii)(a) of the Credit Agreement so long as an amount equal to the Net Asset Sale Proceeds (calculated without giving effect to any reinvestment rights under clauses (B), (C) or (D) of the definition thereof) arising from the Plastic FTS Sale is used to redeem or repurchase Existing Owens-Brockway Senior Secured Notes not later than 60 Business Days after the consummation of the Plastic FTS Sale (or, in the case of Owens-Brockway 8¾% Senior Secured Notes due 2012 (the “2012 Notes”), January 30, 2008, if later).  The undersigned Lenders hereby waive Section 6.12B of the Credit Agreement to the extent necessary to permit such redemption or repurchase of such notes.  Net Asset Sale Proceeds arising from the Plastic FTS Sale may, prior to such redemption or repurchase, be used to prepay Revolving Loans and after the consummation of the Plastic FTS Sale but on or prior to the date that is 60 Business Days after the consummation of the Plastic FTS Sale (or in the case of Loans to be utilized to repurchase or redeem the 2012 Notes, January 30, 2008, if later), Owens-Brockway may borrow Revolving Loans for purposes of redeeming or repurchasing the Existing Owens Brockway Senior Secured

Notes without having to satisfy the Consolidated Senior Secured Leverage Ratio or minimum availability conditions set forth in Section 2.5 of the Credit Agreement with respect thereto.  To the extent an amount equal to the Net Asset Sale Proceeds (again, calculated without giving effect to any reinvestment rights under clauses (B), (C) or (D) of the definition thereof) arising from the Plastic FTS Sale is not utilized to repurchase or redeem Existing Owens-Brockway Senior Secured Notes as described in the previous two sentences, an amount equal to the amount of such Net Asset Sale Proceeds not so used shall be applied to prepay Loans pursuant to subsection 2.4B(ii)(a) of the Credit Agreement.

Section 3.                                          AMENDMENTS TO CREDIT AGREEMENT

A.                                   Amendments to Subsection 1.1 – Certain Defined Terms.

(i)                                     Subsection 1.1 of the Credit Agreement is hereby amended by adding the following new definitions to such subsection in proper alphabetical order:

“Plastic FTS Sale” means the Asset Sale of OI Plastic Products FTS Inc. pursuant to the Plastic FTS Sale Agreement.

“Plastic FTS Sale Agreement” means the Stock Purchase Agreement dated as of June 11, 2007 by and between Company, Owens-Illinois, Inc. and Rexam, Inc. and Rexam PLC, as amended, modified or waived (with the consent of Administrative Agent to the extent any such amendment, modification or waiver is materially adverse to the Lenders, such consent not to be unreasonably withheld).

“Released Guarantors” has the meaning assigned to that term in the Second Amendment.

“Second Amendment” means the Second Amendment to this Agreement dated as of June 11, 2007.

“Second Amendment Effective Date” means the date the Second Amendment became effective in accordance with its terms.

(ii)                                  The definition of “Holdings Ordinary Course Payments” contained in subsection 1.1 of the Credit Agreement is hereby amended by deleting the reference to “$25,000,000” contained therein and substituting the “$100,000,000” therefor.

(iii)                               The definition of “Interest Coverage Ratio” contained in subsection 1.1 of the Credit Agreement is hereby deleted in its entirety.

(iv)                              The definition of “Net Asset Sale Proceeds” contained in subsection 1.1 of the Credit Agreement is hereby amended by adding “Company,” immediately before the reference to “Owens-Brockway” contained in clause (B) thereof.

(v)                                 The definition of “New European Refinancing Debt” contained in subsection 1.1 of the Credit Agreement is hereby amended by (a) adding “OI European

Group B.V.’s 6 7/8% Senior Notes due 2017 and other” immediately after the word “means” contained therein and (b) deleting the reference to “$500,000,000” contained therein and substituting “$600,000,000” therefor.

B.                                     Amendment to Subsection 1.2 – Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement; Change in Accounting Principles.  Subsection 1.2 of the Credit Agreement is hereby amended by adding the following sentence to the end thereof:

“Notwithstanding the foregoing, for any period or portion thereof during which the operations of OI Plastic Products FTS Inc., its Subsidiaries and any other Released Guarantor or Subsidiary thereof are classified as “discontinued operations” under GAAP as a result of the execution of the Plastic FTS Sale Agreement (any such classification being a “Discontinued Operations Classification”), the Consolidated Leverage Ratio, the Consolidated Senior Secured Leverage Ratio, Consolidated Capital Expenditures and Consolidated Excess Cash Flow (including definitions utilized in calculating same, including, without limitation, Consolidated Net Income, Consolidated Adjusted EBITDA, Consolidated Interest Expense, and Consolidated Working Capital Adjustment) shall be calculated without giving effect to such Discontinued Operations Classification.”.

C.                                     Amendment to Section 5 – Company’s Affirmative Covenants.  Section 5 of the Credit Agreement is hereby amended by adding the following new subsection 5.11 to the end thereof:

“5.11                  Plastic FTS Sale Proceeds.

Company and Borrowers will apply the Net Asset Sale Proceeds arising from the Plastic FTS Sale as required by Section 2 of the Second Amendment.”.

D.                                    Amendment to Subsection 5.1(ii)(b) – Year-End Financials.  Subsection 5.1(ii)(b) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

“(b) to the extent otherwise prepared by or on behalf of Holdings or its Subsidiaries, the audited financial statements of such Borrower for such Fiscal Year”.

E.                                      Amendment to Subsection 5.1(iii) – Officers’ Certificates and Compliance Certificates.  Subsection 5.1(iii) of the Credit Agreement is hereby amended by deleting the reference to “subsection 6.1-6.12” contained therein and substituting “subsections 6.1, 6.3 and 6.5-6.12 (and solely in the case of financial statements delivered pursuant to subdivision (ii) above, subsections 6.2 and 6.4)” therefor.

F.                                      Amendment to Subsection 6.1 – Indebtedness.  Subsection 6.1(iii)(b) of the Credit Agreement is hereby amended by deleting the reference to “7.5%” contained therein and substituting the “12.5%” therefor.

G.                                     Amendments to Subsection 6.3 – Investments; Acquisitions.

(i)                                     Subsection 6.3(iii) of the Credit Agreement is hereby amended by (a) adding the phrase “or OI Plastic Products FTS Inc. or any of its Subsidiaries” after the first and third references to “OI Europe” contained therein, (b) deleting the reference to “$500,000,000” contained therein and substituting “$1,000,000,000” therefor, and (c) adding the following immediately prior to the semicolon at the end thereof:

“, or such loans represent obligations arising in the ordinary course of business as a result of intra-day balances and/or pooling of cash in connection with the cash management procedures of Company and its Subsidiaries”.

(ii)                                  Subsection 6.3(vi) of the Credit Agreement is hereby amended by deleting each reference to “Closing Date” contained therein and substituting, in each case, “Second Amendment Effective Date” therefor.

(iii)                               Subsection 6.3(xi) of the Credit Agreement is hereby amended by (a) deleting the reference to “10%” contained therein and substituting “15%” therefor, and (b) adding the following after clause (c) thereof:

“plus (d) the amount of any investments made after the Closing Date by OI Plastic Products FTS Inc. or its Subsidiaries in reliance on this clause (xi)”.

H.                                    Amendment to Subsection 6.5 – Restricted Junior Payments.  Subsection 6.5 of the Credit Agreement is hereby amended by adding “other than Investments by OI Plastic Products FTS Inc. and its Subsidiaries after the reference to “Investments” contained in clause (d) thereof.

I.                                         Amendment to Subsection 6.6B – Minimum Interest Coverage Ratio.  Subsection 6.6B of the Credit Agreement is hereby amended by deleting such subsection in its entirety and substituting “Intentionally Omitted.” therefor.

J.                                        Amendments to Subsection 6.7 – Restriction on Fundamental Changes; Asset Sales.

(i)                                     Subsection 6.7(iv) of the Credit Agreement is hereby amended by adding “(excluding the period from the Closing Date to the Second Amendment Effective Date)” immediately after the reference to “during the term of this Agreement” contained therein.

(ii)                                  Subsection 6.7 of the Credit Agreement is hereby amended by renumbering clause (xi) as clause (xii) and adding the following new clause (xi) to such subsection:

“(xi)                          Company may consummate the Plastic FTS Sale pursuant to the Plastic FTS Sale Agreement; and”.

Section 4.                                          CONDITIONS TO EFFECTIVENESS

A.                                   Section 1, 2 and 3B of this Amendment shall become effective only upon satisfaction of all of the following conditions precedent (the date of such satisfaction being referred to herein as the “Consent Effective Date”):

(i)                                     Amendment.  On or before the Consent Effective Date, (i) Requisite Lenders under the Credit Agreement, (ii) the Administrative Agent, (iii) each of the Borrowers, and (iv) each of the Guarantors (as defined below) shall have delivered to the Administrative Agent executed counterparts of this Amendment.

(ii)                                  Representations and Warranties.  On the Consent Effective Date, (a) the representations and warranties contained in Section 5 hereof shall be true and correct as of such date in all material respects, as though made on and as of such date except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true in all material respects as of such earlier date; (b) no Event of Default shall then exist; and (c) the Borrowers’ Agent shall deliver to the Administrative Agent a certificate signed by a Responsible Officer or other authorized signatory of Borrowers’ Agent confirming the foregoing.

B.                                     Section 3 (excluding Section 3B) of this Amendment shall become effective only upon the prior or concurrent satisfaction of all of the following conditions precedent (the date of such satisfaction being referred to herein as the “Amendment Effective Date”)

(i)                                     Section 1 and 2 and 3B Conditions.  As of the Amendment Effective Date, the conditions set forth in Section 4A shall have been satisfied.

(ii)                                  Consummation of the Plastic FTS Sale.  The Plastic FTS Sale shall have been consummated in accordance with the Plastic FTS Sale Agreement.

Section 5.                                          REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders to enter into this Amendment, Company, each Borrower and each Guarantor represents and warrants to each Lender that the following statements are true, correct and complete on and as of the Amendment Effective Date:

A.                                   Authorization; Binding Obligations.  Company, each Borrower and each Guarantor has all requisite organizational power and authority to enter into this Amendment.  The execution, delivery and performance of this Amendment has been duly authorized by all necessary organizational action by Company, each Borrower and each Guarantor.  This Amendment has been duly executed and delivered by Company, each Borrower and each Guarantor and is the legally valid and binding obligation of Company, each Borrower and each Guarantor, enforceable against Company, each Borrower and each Guarantor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally and by equitable principles relating to enforceability.

B.                                     No Conflict.  The execution and delivery by Company, each Borrower and each Guarantor of this Amendment does not and will not (i) violate any provision of any material law or any material governmental rule or regulation applicable to Company, any Borrower or any Guarantor, the Organizational Documents of Company, any Borrower or any Guarantor, or any order, judgment or decree of any court or other agency of government binding on Company, any Borrower or any Guarantor, (ii) conflict with, result in a material breach of or constitute (with due notice or lapse of time or both) a material default under any Contractual Obligation of Company, any Borrower or any Guarantor, (iii) result in or require the creation or imposition of any Lien under any such Contractual Obligation upon any of the properties or assets of Company, any Borrower or any Guarantor (other than any Liens created under any of the Loan Documents).

C.                                     Governmental Consents.  The execution and delivery by Company, each Borrower and the Guarantor of this Amendment does not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body except any thereof that have been obtained and are in full force and effect.

D.                                    Incorporation of Representations.  Each representation and warranty of Company, each Borrower and each Guarantor contained in each of the Loan Documents is true and correct in all material respects on and as of the Amendment Effective Date to the same extent as though made on and as of the Amendment Effective Date except to the extent such representations and warranties relate to an earlier date, in which case they were true and correct in all material respects as of such earlier date.

E.                                      Absence of Default.  No event has occurred and is continuing or would result from the execution, delivery or performance of this Amendment that constitutes or would constitute an Event of Default or a Potential Event of Default after giving effect to this Amendment.

F.                                      Acknowledgment and Consent.  Each of Company, each Borrower and each Guarantor signatory hereto (each individually a “Guarantor” and collectively, the “Guarantors”) has read this Amendment and consents to the terms hereof and further hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment, the obligations of such Guarantor under each of the Loan Documents to which such Guarantor is a party shall not be impaired and each of the Loan Documents to which such Guarantor is a party is, and shall continue to be, in full force and effect and are hereby confirmed and ratified in all respects.

Section 6.                                          MISCELLANEOUS

A.                                   Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(i)                                     On and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement,” “thereunder,” “thereof’ or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(ii)                                  Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iii)                               The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Administrative Agent, Collateral Agent, or any Lender under the Credit Agreement or any of the other Loan Documents.

B.                                     Authorization of Collateral Agent.  For avoidance of doubt, the Lenders hereby authorize the Collateral Agent to execute and deliver any amendment to the Collateral Documents or the Guaranties or any other document necessary or advisable in the judgment of the Collateral Agent to effectuate the transactions contemplated by this Amendment, including access agreements with respect to any Mortgaged Property where assets sold in the Plastic FTS Sale are located.

C.                                     Fees and Expenses.  Loan Parties acknowledge that all reasonable costs, fees and expenses as described in subsection 10.3 of the Credit Agreement incurred by the Administrative Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Loan Parties.

D.                                    Headings.  Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

E.                                      Applicable Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

F.                                      Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages maybe detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

OWENS-ILLINOIS GROUP, INC.

By:	/s/ James W. Baehren
Name:	James W. Baehren
Title:	Vice President & Secretary

OWENS-BROCKWAY GLASS CONTAINER INC.

By:	/s/ James W. Baehren
Name:	James W. Baehren
Title:	Senior Vice President

ACI OPERATIONS PTY LIMITED

By:	/s/ Nicholas James Brennan
Name:	Nicholas James Brennan
Title:	Secretary

O-I CANADA CORP.

By:	/s/ James W. Baehren
Name:	James W. Baehren
Title:	Vice President

OI EUROPEAN GROUP B.V.

By:	/s/ James W. Baehren
Name:	James W. Baehren
Title:	Managing Director

By:	/s/ Ernst Pieter Knupfer
Name:	Ernst Pieter Knupfer
Title:	Managing Director

By:	/s/ Trust International Management (T.I.M.) B.V.
Name:	Trust International Management (T.I.M.)
B.V.
Title:	Managing Director

O-I EUROPE SARL

By:	/s/ Constantine Mellos
Name:	Constantine Mellos
Title:	Director

OWENS-ILLINOIS GENERAL INC., as Borrowers’ Agent

By:	/s/ James W. Baehren
Name:	James W. Baehren
Title:	Vice President & Secretary

On behalf of each entity on the attached Exhibit A, in the capacity set forth for such entity opposite its name

By:	/s/ James W. Baehren
Name:	James W. Baehren

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent

By:	/s/ Paul OLeary
Name:	Paul OLeary
Title:	Vice President

By:	/s/ Evelyn Tierry
Name:	Evelyn Tierry
Title:	Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent

By:	/s/ Paul OLeary
Name:	Paul OLeary
Title:	Vice President

By:	/s/ Evelyn Tierry
Name:	Evelyn Tierry
Title:	Vice President

Exhibit A

Names of Grantors	Title of Officer Executing on Behalf of Such Guarantor
ACI America Holdings Inc.	Vice President
Brockway Realty Corporation	Vice President
Brockway Research, Inc.	Vice President
NHW Auburn, LLC	Senior Vice President of Owens-Brockway Glass Container Inc., as sole member of NHW Auburn, LLC
OB Cal South Inc.	Vice President
OI AID STS Inc.	Vice President
OI Auburn Inc.	Vice President
Ol Australia Inc.	Vice President
OI Brazil Closure Inc.	Vice President
OI California Containers Inc.	Vice President
OI Castalia STS Inc.	President
OI Consol STS Inc.	Vice President
OI Europe & Asia Inc.	Vice President
OI General Finance Inc.	Vice President
OI General FTS Inc.	Vice President
O-I Health Care Holding Corp.	Vice President
O-I Holding Company, Inc.	Vice President
OI International Holdings Inc.	Vice President
OI Levis Park STS Inc.	President
OI Medical Inc.	Vice President
OI Plastic Products FTS Inc.	Vice President
OI Puerto Rico STS Inc.	Vice President
OIB Produvisa Inc.	Vice President
Overseas Finance Company	Vice President
Owens-Brockway Glass Container Inc.	Senior Vice President
Owens-Brockway Glass Container Trading Company	Vice President
Owens-Brockway Packaging, Inc.	Vice President
Owens-Illinois Closure Inc.	Vice President
Owens-Illinois General Inc.	Vice President
Owens-Illinois Group, Inc.	Vice President
Owens-Illinois HealthCare Packaging, Inc.	Vice President
Owens-Illinois Prescription Products Inc.	Vice President
Owens-Illinois Specialty Products Puerto Rico, Inc.	Vice President
Product Design & Engineering, Inc.	Vice President
Seagate II, Inc.	Vice President
Seagate III, Inc.	Vice President
Seagate, Inc.	Vice President
Specialty Packaging Licensing Company	Vice President
Universal Materials, Inc.	Vice President